UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 5, 2006

TORA TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

NEVADA (State of incorporation or organization)	000-51225 (Commission File Number)	43-2041643 (IRS Identification No.)

205 – 1990 East Kent Avenue, Vancouver, British Columbia, Canada (Address of principal executive offices)	V5P 4X5 (Zip Code)

Registrant's Telephone Number, including area code: (604) 306-2525

NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the From 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On July 6, 2006, Tora Technologies Inc. terminated all previous service agreements with LA Embroidery Inc. Additionally, both companies agreed that there will be no further financial commitments between them. Tora will fulfill embroidery orders via independent embroiderers in British Columbia, Canada. Tora will not use any services of LA Embroidery Inc.

Item 4.01 Changes in Registrant's Certifying Accountant.

  Previous independent accountants

    On July 5, 2006, Manning Elliott LLP (“Manning Elliott”) resigned as the independent accountants of Tora Technologies Inc.

    The report of Manning Elliott on the financial statements for the two fiscal years ended December 31, 2005 and 2004, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty or audit scope. The report of Manning Elliot on the financial statements for the fiscal year ended December 31, 2005 and for the fiscal year ended December 31, 2004 contained an explanatory paragraph related to substantial doubt about the Company's ability to continue as a going concern.

    Tora's board of Directors did not recommend the decision to change independent accountants.

    In connection with its audits for fiscal years December 31, 2005 and 2004, and through July 5, 2006, there have been no disagreements with Manning Elliot on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

  New independent accountants

  Tora has not engaged a new independent accountant at this time. Tora is currently looking for a new independent accountant to replace Manning Elliott.

Item 9.01 Financial Statements and Exhibits.

  Exhibits

Exhibit Number	Description	Status
10.1	Termination Agreement with LA Embroidery Inc.	Included
16.1	Consent letter from Manning Elliot regarding change in certified accountant.	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 7, 2006

By: /s/ Ralph Biggar

Ralph Biggar
Principal Executive Officer